Exhibit 99.1

BLUE COAT TO ACQUIRE NETCACHE BUSINESS FROM NETWORK APPLIANCE

Added Business Enables Furthering of Strategic Plan for Application Delivery Infrastructure; Funded by Portion of Private Equity Investment

SUNNYVALE, Calif., June 23, 2006 – Blue Coat® Systems (NASDAQ: BCSI), a leader in secure content and application delivery, signed an asset purchase agreement to acquire the assets of the NetCache business from Network Appliance (NASDAQ: NTAP) to further the company’s vision of using proxy technology as the foundational element of the emerging application delivery infrastructure to enable secure and accelerated delivery of applications and content to users. The company is using a portion of the proceeds from the recently announced private equity investment by Francisco Partners and Sequoia Capital (see separate press release also issued today) for the acquisition, which includes both cash and stock consideration. The closing of the asset purchase is subject to customary conditions, and is expected to occur within 90 days. Blue Coat and Network Appliance have entered into a transition services agreement to continue product availability and support for NetCache customers.

“The acquisition of the NetCache business is a critical component of delivering on our vision of secure and accelerated delivery of applications and content to users,” said Brian NeSmith, president and chief executive officer of Blue Coat Systems. “The foundational element of the application delivery infrastructure is the proxy, and existing NetCache customers certainly understand the power of the proxy. We look forward to serving the NetCache customers and continuing to provide them with a high level of service and innovation.”

To discuss both the acquisition and the private equity investment, Blue Coat will host a conference call on Friday, June 23, 2006 at 8:00 a.m. Eastern time (5:00 a.m. Pacific time). A live Webcast of the call will also be available at

http://www.bluecoat.com/aboutus/investor_relations. The live conference call can be accessed by dialing (612) 288-0337 with the passcode 834069. A playback of the call will be available until midnight on June 30, 2006, and can be accessed by dialing (320) 365-3844, passcode 834069. An archive of the Webcast will also be available at http://www.bluecoat.com/aboutus/investor_relations.

About Blue Coat Systems

Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat’s family of appliances and client-based solutions – deployed in branch offices, Internet gateways, end points, and data centers – provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance for all users and applications. Blue Coat has installed more than 25,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or www.bluecoat.com.

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FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems’ expectations, beliefs, intentions or strategies regarding the future, and including statements regarding the benefits to be gained by the acquisition of NetCache assets, the value of the NetCache products to Blue Coat Systems and its customers, and the financial impact on Blue Coat Systems of the acquisition and the private equity investment. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. These forward-looking statements may differ materially from actual events or results due to numerous risks and uncertainties, including increasing competition and slower growth in the proxy appliance segment; limitations in our ability to forecast quarterly operating results, which have been and may continue to be volatile; variations in the amounts and timing of sales through our channel partners and to other customers; difficulties in generating significant sales in international markets; manufacturing and sourcing risks; variations in customer demand for our product mix and services; our reliance on third party partners; product defects; rapid technological changes or other changes in the competitive environment; our ability to protect our proprietary technology; our ability to integrate and operate acquired businesses and technologies successfully, including whether the operating income associated with the NetCache product will be materially less than currently anticipated; additional costs and resources necessary to address SEC investigations, litigation, or product liability claims; currency fluctuations and other international factors; and macroeconomic conditions. These and other risks relating to Blue Coat Systems’ business are set forth in Blue Coat Systems’ most recently filed Form 10-Q for the quarter ended January 31, 2006 , and other reports filed from time to time with the Securities and Exchange Commission.

Note: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

Media Contact:	Steve Schick Blue Coat Systems steve.schick@bluecoat.com 408-220-2076	Investor Contact:	Carla Chun Blue Coat Systems carla.chun@bluecoat.com 408-220-2318